Exhibit 99.1
1049 Camino Dos Rios
Thousand Oaks, CA 91360
NewsRelease

Teledyne Technologies Announces
Stock Repurchase Program
THOUSAND OAKS, Calif. — February 25, 2009 — Teledyne Technologies Incorporated (NYSE:TDY) announced today that its Board of Directors has approved a stock repurchase program authorizing the company to repurchase up to 1,500,000 shares of its common stock. At December 28, 2008, the company had outstanding 35,926,224 shares of its common stock.
Under the program, shares may be repurchased from time to time in open market transactions at prevailing market prices or in privately negotiated transactions through February 28, 2010. The timing and actual number of shares purchased will depend on a variety of factors, such as price, corporate and regulatory requirements, alternative investment opportunities, and other market and economic conditions. Repurchases will be funded with cash on hand and borrowings under the company’s credit facility.
Teledyne Technologies is a leading provider of sophisticated electronic subsystems, instrumentation and communication products, engineered systems, aerospace engines, and energy and power generation systems. Teledyne Technologies’ operations are primarily located in the United States, the United Kingdom and Mexico. For more information, visit Teledyne Technologies’ website at www.teledyne.com.
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from these forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Teledyne Technologies’ periodic filings with the Securities and Exchange Commission, including its 2007 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The company assumes no duty to update forward-looking statements.

Investor Contact:	Jason VanWees (805) 373-4542

Press Contact:	Robyn McGowan (805) 373-4540